EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Sinclair Broadcast Group, Inc. of our report dated March 22, 1996 relating to the financial statements of Kansas City TV 62 Limited Partnership, which appears in the Current Report on Form 8-K of Sinclair Broadcast Group, Inc. dated May 9, 1996.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP

Boston, Massachusetts
September 11, 1996